Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES THIRD QUARTER 2010 RESULTS

Toronto, Ontario, November 10, 2010 - SunOpta Inc. (“SunOpta” or “the Company”) (NASDAQ:STKL; TSX:SOY), a leading global company focused on natural, organic and specialty foods and natural health products, today announced financial results for the period ended October 2, 2010. All amounts are expressed in U.S. dollars and results are reported in accordance with U.S. GAAP, except where specifically noted. As a result of the June 11, 2010 sale of the Company’s Food Distribution Assets and August 31, 2010 sale of SunOpta BioProcess Inc., all results from operations related to these businesses have been excluded from operating results and are now reported as discontinued operations for all comparable periods.

For the third quarter of 2010 the Company realized revenues of $217.9 million versus third quarter 2009 revenues of $212.5 million, a year over year increase of 2.5% . Revenues in SunOpta Foods were $197.5 million, an increase of 0.9% versus the third quarter of 2009. After adjusting for movements in foreign exchange rates and commodity related pricing, revenues increased approximately 7.6% on a consolidated basis versus the third quarter of 2009, and approximately 6.4% in SunOpta Foods, reflecting continued momentum in the natural, organic and specialty foods sectors.

For the third quarter of 2010 the Company reported net income on a GAAP basis of $34.1 million or $0.52 per diluted common share versus net losses in the third quarter of 2009 of $4.7 million or $0.07 per diluted common share. Included in the results of the third quarter was a net gain on the sale of SunOpta Bioprocess Inc. of $34.6 million after tax or $0.52 per diluted common share, offset by non-cash goodwill and impairment charges of $6.4 million after tax or $0.10 per diluted common share.

Earnings from operations1 for the third quarter of 2010 were $5.3 million or $0.08 per diluted common share. Earnings from operations1 for the third quarter include additional pre-tax costs of approximately $0.6 million related primarily to ongoing facility and operational rationalizations.

Operating income1 for the third quarter increased 96.2% to $10.0 million or 4.6% of revenues versus operating income1 in the prior year of $5.1 million or 2.4% of revenues. Operating income1 in SunOpta Foods increased to $9.7 million or 4.9% of revenues versus $5.3 million or 2.7% in the prior year.

EBITDA1 for the third quarter of 2010, excluding the net effect of discontinued operations and non-cash charges increased 52% to $14.1 million versus $9.3 million in 2009, indicative of the improved operating performance realized within the business.

For the year to date period ended October 2, 2010 the Company has realized revenues of $668.5 million versus year to date third quarter 2009 revenues of $619.8 million, a year over year increase of 7.9%. Revenues in SunOpta Foods for the year-to-date period were $609.0 million, an increase of 6.1% versus the year-to-date period in 2009. After adjusting for movements in foreign exchange rates and commodity related pricing, revenues increased approximately 11.2% on a consolidated basis, and approximately 9.7% in SunOpta Foods. Year to date all operating segments have realized increased revenues and operating income1 versus the prior year.

1 See discussion and reconciliation of Non-GAAP Measures

Year to date the Company has realized net income on a GAAP basis of $59.1 million or $0.90 per diluted common share versus a net loss in 2009 of $4.5 million or $0.07 per diluted common share. Included in the year to date results was a net gain after tax on the sale of the Canadian Food Distribution assets of $13.8 million or $0.21 per diluted common share and a net gain after tax on the sale of SunOpta Bioprocess Inc. of $34.6 million or $0.52 per diluted common share, offset by certain non-cash goodwill and impairment charges of $6.4 million after tax or $0.10 per diluted common share.

Earnings from operations1 for the three quarters ended October 2, 2010 were $16.6 million or $0.25 per diluted common share. Earnings from operations in the three quarters ended October 2, 2010 also include additional pre-tax costs of approximately $4.6 million, including legal and professional fees and costs related to ongoing facility and operational rationalizations.

Year to date the Company has realized operating income1 of $31.5 million or 4.7% of revenues versus operating income1 in the prior year of $9.6 million or 1.6% of revenues. Operating income1 in SunOpta Foods increased to $33.9 million or 5.6% of revenues versus $14.1 million or 2.4% in the prior year.

The Company has realized EBITDA1 through the first three quarters ended October 2, 2010 of $43.9 million versus $22.4 million in the prior year, an increase of approximately 96%, excluding the net favorable benefit of dispositions offset by goodwill and impairment charges.

At October 2, 2010 the Company’s balance sheet reflects a current working capital ratio of 1.61 to 1.00, long-term debt to equity ratio of 0.25 to 1.00 and total debt to equity ratio of 0.33 to 1.00. During the third quarter the Company generated cash from continuing operations of $20.7 million. At October 2, 2010 the Company has total assets of $517.4 million and a net book value of $4.42 per outstanding share.

At quarter-end, the Company is in compliance with all banking covenants.

Steve Bromley, President and Chief Executive Officer of SunOpta commented, “We are very pleased with our third quarter and year to date results which are the result of numerous operational improvement initiatives which have been implemented, combined with the benefit of the disposition of certain of our non-core assets. We continue to focus on process improvement across the organization and are very pleased that the initiatives undertaken are having the expected positive effect on our results. At the same time our balance sheet has improved significantly with lower debt leverage and improved return on net assets employed. We remain confident that our continued focus on margin improvement and asset management, when combined with strong consumer interest in health and wellness, positions our Company for long-term success.”

1 See discussion and reconciliation of Non-GAAP Measures

The Company plans to host a conference call at 10:00 a.m. Eastern Time on Thursday, November 11th, 2010 to discuss these results and recent corporate developments. The conference call can be accessed via a link at the Company’s website at www.sunopta.com. Additionally, the call may be accessed with the toll free dial-in number 1-877-312-9198 or 631-291-4622. A replay number can also be accessed between November 11th and 18th with the toll free dial-in number 1–800-642-1687 or 706-645-9291 followed by pass code: 16944666.

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on natural, organic and specialty foods and natural health products. The Company specializes in sourcing, processing and packaging of natural and organic food products, integrated from seed through packaged products; with a focus on strategically significant vertically integrated business models The Company’s core natural and organic food operations focus on value-added grains, fiber and fruit based product offerings, supported by a global infrastructure. The Company has two non-core holdings, a 66.4% ownership position in Opta Minerals Inc. (TSX:OPM), a producer, distributor, and recycler of environmentally friendly industrial materials; and a minority ownership position in Mascoma Corporation, an innovative biofuels company.

Forward looking statements

Certain statements included in this press release may be considered “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, management’s continued focus on process improvement, margin improvement and asset management and positioning for long-term success. The terms and phrases “continue”, “improvement”, “remain confident”, “positions”, and other similar terms and phrases are intended to identify these forward looking statements. Forward looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances including, but not limited to, general economic conditions, consumer interest in health and wellness,, product pricing levels, current customer demand, competitive intensity, cost rationalization and product development initiatives. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to, global economic conditions, consumer spending patterns and changes in market trends, decreases in customer demand, potential failure of product development, working capital management and continuous improvement initiatives, availability and pricing of raw materials and supplies, and other risks described from time to time under “Risk Factors” in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.
Steve Bromley, President & CEO
Eric Davis, Vice President & CFO
Tony Tavares, Chief Operating Officer
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com

SunOpta Inc.
Consolidated Statements of Operations
For the quarter ended October 2, 2010 and September 30, 2009
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended	Quarter ended
	October 2,	September 30,
	2010	2009	%
	$	$	change

Revenues	217,905	212,488	2.5%

Cost of goods sold	184,698	183,949	0.4%

Gross profit	33,207	28,539	16.4%

Warehousing and distribution expenses	702	1,036	(32.2%	)
Selling, general and administrative expenses	21,412	21,747	(1.5%	)
Intangible asset amortization	1,155	1,300	(11.2%	)
Other expense (income), net	7,453	(270)	n/m
Goodwill impairment	1,654	8,341	(80.2%	)
Foreign exchange gain	(58)	(639)	90.9%

Earnings (loss) from continuing operations before the following	889	(2,976)	129.9%

Interest expense, net	2,036	3,883	(47.6%	)

Loss from continuing operations before income taxes	(1,147)	(6,859)	(83.3%	)

Recovery of income taxes	(1,258)	(145)	767.6%

Earnings (loss) from continuing operations	111	(6,714)	(101.7%	)

Discontinued operations
Loss from discontinued operations, net of taxes	(15,415)	(150)	n/m
Gain on sale of discontinued operations, net of taxes	49,867	-	n/m

Earnings (loss) from discontinued operations, net of taxes	34,452	(150)	n/m

Earnings (loss)	34,563	(6,864)	603.5%

Earnings (loss) attributable to non-controlling interests	496	(2,192)	122.6%

Earnings (loss) attributable to SunOpta Inc.	34,067	(4,672)	829.2%

(Loss) earnings per share – basic
-from continuing operations	(0.01)	(0.07)
-from discontinued operations	0.53	-
	0.52	(0.07)
(Loss) earnings per share – diluted
-from continuing operations	-	(0.07)
-from discontinued operations	0.52	-
	0.52	(0.07)

SunOpta Inc.
Consolidated Statements of Operations
For the three quarters ended October 2, 2010 and September 30, 2009
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Three quarters ended	Three quarters ended
	October 2,	September 30,
	2010	2009	%
	$	$	change

Revenues	668,539	619,772	7.9%

Cost of goods sold	560,721	538,859	4.1%

Gross profit	107,818	80,913	33.3%

Warehousing and distribution expenses	2,894	3,034	(4.6%	)
Selling, general and administrative expenses	71,432	64,833	10.2%
Intangible asset amortization	3,474	3,577	(2.9%	)
Other expense (income), net	8,812	(342)	n/m
Goodwill impairment	1,654	8,341	(80.2%	)
Foreign exchange gain	(1,494)	(156)	(857.7%	)

Earnings from continuing operations before the following	21,046	1,626	n/m

Interest expense, net	7,625	10,159	(24.9%	)

Earnings (loss) from continuing operations before income taxes	13,421	(8,533)	257.3%

Provision for (recovery of) income taxes	2,672	(1,207)	321.4%

Earnings (loss) from continuing operations	10,749	(7,326)	246.7%

Discontinued operations
(Loss) earnings from discontinued operations, net of taxes	(14,569)	29	n/m
Gain on sale of discontinued operations, net of taxes	63,676	-	n/m

Earnings from discontinued operations, net of taxes	49,107	29	n/m

Earnings (loss)	59,856	(7,297)	n/m

Earnings (loss) attributable to non-controlling interests	710	(2,748)	125.8%

Earnings (loss) attributable to SunOpta Inc.	59,146	(4,549)	n/m

Earnings (loss) per share – basic
-from continuing operations	0.16	(0.07)
-from discontinued operations	0.75	-
	0.91	(0.07)
Earnings (loss) per share – diluted
-from continuing operations	0.15	(0.07)
-from discontinued operations	0.75	-
	0.90	(0.07)

SunOpta Inc.
Consolidated Balance Sheets
As at October 2, 2010 and December 31, 2009
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	October 2,	December 31,
	2010	2009
	$	$

Assets

Current assets
Cash and cash equivalents	21,067	1,752
Accounts receivable	94,618	78,483
Inventories	158,049	157,541
Prepaid expenses and other current assets	13,573	10,001
Current income taxes recoverable	-	442
Deferred income taxes	5,173	5,457
Current assets held for sale	-	56,140
	292,480	309,816

Investments	33,345	-
Property, plant and equipment	100,266	103,561
Goodwill	30,134	31,431
Intangible assets	48,424	55,229
Deferred income taxes	10,680	15,257
Other assets	2,037	2,876
Non-current assets held for sale	-	33,120
	517,366	551,290

Liabilities

Current liabilities
Bank indebtedness	23,690	63,481
Accounts payable and accrued liabilities	100,167	87,519
Customer and other deposits	963	1,064
Incomes taxes payable	1,612	-
Other current liabilities	1,187	1,566
Current portion of long-term debt	53,842	52,455
Current portion of long-term liabilities	373	683
Current liabilities held for sale	-	19,135
	181,834	225,903

Long-term debt	17,183	34,734
Long-term liabilities	2,595	2,760
Deferred income taxes	13,126	12,708
Non-current liabilities held for sale	-	487
	214,738	276,592

Preferred shares of a subsidiary company held for sale	-	28,187

Equity
SunOpta Inc. shareholders’ equity
Capital stock	179,587	178,694
65,299,048 common shares (December 31, 2009 – 64,982,968)
Additional paid in capital	11,480	7,934
Retained earnings	93,292	34,146
Accumulated other comprehensive income	4,101	12,079
	288,460	232,853
Non-controlling interest	14,168	13,658
Total equity	302,628	246,511

	517,366	551,290

SunOpta Inc.
Consolidated Statements of Cash Flows
For the quarter ended October 2, 2010 and September 30, 2009
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended	Quarter ended
	October 2,	September 30,
	2010	2009
	$	$

Cash provided by (used in)

Operating activities
Earnings (loss)	34,563	(6,864)
Earnings (loss) from discontinued operations	34,452	(150)
Earnings (loss) from continuing operations	111	(6,714)

Items not affecting cash
Depreciation and amortization	4,110	4,187
Unrealized loss (gain) on foreign exchange	829	(169)
Deferred income taxes	(1,909)	(1,459)
Goodwill impairment	1,654	8,341
Impairment of long-lived assets	7,505	-
Other	21	2,254
Changes in non-cash working capital	8,371	13,683
Net cash flows from operating activities – continuing operations	20,692	20,123
Net cash flows from operating activities – discontinued operations	(5,362)	(857)
	15,330	19,266
Investing activities
Purchases of property, plant and equipment, net	(4,714)	(1,871)
Purchase of patents, trademarks and other intangible assets	(37)	(77)
Other	116	2,041
Cash flows from investing activities – continuing operations	(4,635)	93
Cash flows from investing activities – discontinued operations	(12,485)	1,120
	(17,120)	1,213
Financing activities
Decrease in line of credit facilities	(4,359)	(18,996)
Proceeds from the issuance of common shares	338	215
Repayment of long-term debt	(12,158)	(3,141)
Other	(44)	(1)
Cash flows from financing activities – continuing operations	(16,223)	(21,923)
Cash flows from financing activities – discontinued operations	-	-
	(16,233)	(21,923)

Foreign exchange gain on cash held in a foreign currency	725	573

Decrease in cash and cash equivalents during the period	(17,288)	(871)

Discontinued operations cash activity included above:
Add: Balance included at beginning of period	17,974	19,136
Less: Balance included at end of period	-	(19,400)

Cash and cash equivalents – beginning of the period	20,381	2,456

Cash and cash equivalents – end of the period	21,067	1,321

SunOpta Inc.
Consolidated Statements of Cash Flows
For the three quarters ended October 2, 2010 and September 30, 2009
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Three quarters ended	Three quarters ended
	October 2,	September 30,
	2010	2009
	$	$

Cash provided by (used in)

Operating activities
Earnings (loss)	59,856	(7,297)
Earnings from discontinued operations	48,107	29
Earnings (loss) from continuing operations	10,749	(7,326)

Items not affecting cash
Depreciation and amortization	12,350	12,806
Unrealized gain on foreign exchange	(589)	(403)
Deferred income taxes	(784)	(354)
Goodwill impairment	1,654	8,341
Impairment of long-lived assets	7,895	-
Other	1,603	337
Changes in non-cash working capital	(10,433)	14,628
Cash flows from operating activities – continuing operations	22,444	28,029
Cash flows from operating activities – discontinued operations	(5,439)	(1,808)
	17,005	26,221
Investing activities
Purchases of property, plant and equipment, net	(13,545)	(9,490)
Payment of deferred purchase consideration	(721)	(1,500)
Purchase of patents, trademarks and other intangible assets	(400)	(214)
Other	281	(191)
Cash flows from investing activities – continuing operations	(14,385)	(11,395)
Cash flows from investing activities – discontinued operations	52,298	(1,669)
	37,913	(13,064)
Financing activities
Decrease in line of credit facilities	(39,155)	(9,750)
Borrowings under long-term debt	247	716
Proceeds from the issuance of common shares	850	627
Repayment of long-term debt	(16,327)	(9,670)
Other	(287)	60
Cash flows from financing activities – continuing operations	(54,672)	(18,017)
Cash flows from financing activities – discontinued operations	-	-
	(54,672)	(18,017)

Foreign exchange gain on cash held in a foreign currency	98	826

Increase (decrease) in cash and cash equivalents during the period	344	(4,034)

Discontinued operations cash activity included above:
Add: Balance included at beginning of period	18,971	22,877
Less: Balance included at end of period	-	(19,400)

Cash and cash equivalents – beginning of the period	1,752	1,878

Cash and cash equivalents – end of the period	21,067	1,321

SunOpta Inc.
Segmented Information
For the quarter ended October 2, 2010 and September 30, 2009
Unaudited
(Expressed in thousands of U.S. dollars)

	Quarter ended
	October 2, 2010
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$

Total revenues from external customers	197,484	20,421	-	217,905
Segment Operating Income	9,710	2,792	(2,506)	9,996

SunOpta Foods has the following segmented reporting:

	Quarter ended
	October 2, 2010
	Grains and	Ingredients		International	SunOpta
	Foods Group	Group	Fruit Group	Foods Group	Foods
	$	$	$	$	$

Total revenues from external customers	86,952	17,134	34,824	58,574	197,484
Segment Operating Income	5,353	3,104	707	546	9,710

	Quarter ended
	September 30, 2009
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$

Total revenues from external customers	195,743	16,745	-	212,488
Segment Operating Income	5,292	1,290	(1,487)	5,095

SunOpta Foods has the following segmented reporting:

	Quarter ended
	September 30, 2009
	Grains and	Ingredients		International	SunOpta
	Foods Group	Group	Fruit Group	Foods Group	Foods
	$	$	$	$	$

Total revenues from external customers	86,290	17,385	35,870	56,198	195,743
Segment Operating Income	5,257	2,859	(1,745)	(1,079)	5,292

(Segment Operating Income is defined as “Earnings before the following” excluding the impact of “other expense (income), net” and “Goodwill impairment”)

SunOpta Inc.
Segmented Information
For the three quarters ended October 2, 2010 and September 30, 2009
Unaudited
(Expressed in thousands of U.S. dollars)

	Three quarters ended
	October 2, 2010
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$

Total revenues from external customers	609,046	59,493	-	668,539
Segment Operating Income	33,919	6,224	(8,631)	31,512

SunOpta Foods has the following segmented reporting:

	Three quarters ended
	October 2, 2010

	Grains and	Ingredients		International	SunOpta
	Foods Group	Group	Fruit Group	Foods Group	Foods
	$	$	$	$	$

Total revenues from external customers	257,885	52,932	119,476	178,753	609,046
Segment Operating Income	17,557	10,322	3,867	2,173	33,919

	Three quarters ended
	September 30, 2009
	SunOpta		Corporate
	Foods	Opta Minerals	Services	Consolidated
	$	$	$	$

Total revenues from external customers	573,962	45,810	-	619,772
Segment Operating Income	14,051	429	(4,855)	9,625

SunOpta Foods has the following segmented reporting:

	Three quarters ended
	September 30, 2009

	Grains and	Ingredients		International	SunOpta
	Foods Group	Group	Fruit Group	Foods Group	Foods
	$	$	$	$	$

Total revenues from external customers	250,346	47,138	113,331	163,147	573,962
Segment Operating Income	14,405	5,571	(2,279)	(3,646)	14,051

(Segment Operating Income is defined as “Earnings before the following” excluding the impact of “other expense (income), net” and “Goodwill impairment”)

Non-GAAP Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding Operating Income, Earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Earnings from Operations as additional information about its operating results, which are not measures in accordance with GAAP. The Company believes that these non-GAAP measures assist investors in comparing performance across reporting periods on a consistent basis by excluding items that are not indicative of the Company’s core operating performance. The non-GAAP measures of operating income, EBITDA, and earnings from operations should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

The Company defines Operating Income as “Earnings from continuing operations before the following” excluding the impact of “Other expense (income), net” and “Goodwill Impairment”; and EBITDA as Operating Income plus depreciation and amortization. The following is a tabular presentation of Operating Income and EBITDA, including a reconciliation to GAAP earnings for the period, which the Company believes to be the most directly comparable GAAP financial measure.

	Quarter ended	Quarter ended
	October 2, 2010	September 30, 2009
	$	$

Earnings (loss) from continuing operations	111	(6,714)

Recovery of income taxes	(1,258)	(145)
Interest expense, net	2,036	3,883
Other expense (income), net	7,453	(270)
Goodwill impairment	1,654	8,341
Operating income	9,996	5,095
Depreciation and amortization	4,110	4,187
Earnings before interest, taxes, depreciation and amortization (EBITDA)	14,106	9,282

	Three quarters	Three quarters
	ended	ended
	October 2, 2010	September 30, 2009
	$	$

Earnings (loss) from continuing operations	10,749	(7,326)

Provision for (recovery of) income taxes	2,672	(1,207)
Interest expense, net	7,625	10,159
Other expense (income), net	8,812	(342)
Goodwill impairment	1,654	8,341
Operating income	31,512	9,625
Depreciation and amortization	12,350	12,806
Earnings before interest, taxes, depreciation and amortization (EBITDA)	43,862	22,431

Earnings from operations and diluted earnings from operations per share are non-GAAP measures. During the quarter and three quarters ended October 2, 2010, the Company recognized certain gains and recorded specific expenses against income that we do not believe are reflective of normal business operations. As a result, earnings attributable to SunOpta Inc. and earnings per diluted share are adjusted to arrive at earnings from operations and earnings from operations per diluted share. The following is a tabular presentation of earnings from operations and earnings from operations per diluted common share, including a reconciliation to GAAP earnings attributable to SunOpta Inc. and diluted earnings per share, which the Company believes to be the most directly comparable GAAP financial measure.

	Quarter Ended	Diluted Earnings
	October 2, 2010	per Share for the Period

Earnings attributable to SunOpta Inc.	34,067	0.52
Adjusted for:
Gain on sale of discontinued operations, net of taxes	(49,867)	(0.76)
Costs included in discontinued operations incurred as a result of the sale of SunOpta BioProcess Inc.	15,281	0.23
Impairment of long-lived assets and goodwill, net of taxes of $2,321	6,367	0.10
Reversal of tax valuation allowance	(549)	(0.01)
Earnings from operations	5,299	0.08

	Three Quarters	Diluted Earnings
	Ended October 2, 2010	per Share for the Period

Earnings attributable to SunOpta Inc.	$59,146	0.90
Adjusted for:
Gain on sale of discontinued operations, net of taxes	(63,676)	(0.97)
Costs included in discontinued operations incurred as a result of the sale of the Canadian food distribution assets and SunOpta BioProcess Inc., net of taxes of $388	16,183	0.25
Severance costs related to restructuring plan at our natural health products operation, net of taxes of $223	413	0.01
Gain on dilution of SBI’s ownership position in Xylitol Canada	(1,242)	(0.02)
Impairment of long-lived assets and goodwill, net of taxes of $2,321	6,367	0.10
Reversal of tax valuation allowance	(549)	(0.01)
Earnings from operations	16,642	0.25